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                                                                   Exhibit 10.15

                           LOAN AND SECURITY AGREEMENT

                                 by and between

                               SILICON VALLEY BANK
                                3003 Tasman Drive
                              Santa Clara, CA 95054
                               Attn: Loan Services
                                 (408) 496-2429


                                       and


                             VITRIA TECHNOLOGY, INC.
                                945 Stewart Drive
                           Sunnyvale, California 94086

                        TOTAL CREDIT AMOUNT: $15,000,000

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                                TABLE OF CONTENTS
                                -----------------

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1.    ACCOUNTING AND OTHER TERMS ........................................     1

2.    LOAN AND TERMS OF PAYMENT .........................................     1

      2.1   Credit Extensions ...........................................     1
      2.2   Overadvances ................................................     2
      2.3   Interest Rate, Payments .....................................     2
      2.4   Fees ........................................................     3

3.    CONDITIONS OF LOANS ...............................................     3

      3.1   Conditions Precedent to Initial Credit Extension ............     3
      3.2   Conditions Precedent to all Credit Extensions ...............     4

4.    CREATION OF SECURITY INTEREST .....................................     4

      4.1   Grant of Security Interest ..................................     4

5.    REPRESENTATIONS AND WARRANTIES ....................................     4

      5.1   Due Organization and Authorization ..........................     4
      5.2   Collateral ..................................................     4
      5.3   Litigation ..................................................     5
      5.4   No Material Adverse Change in Financial Statements ..........     5
      5.5   Solvency ....................................................     5
      5.6   Regulatory Compliance .......................................     5
      5.7   Subsidiaries ................................................     6
      5.8   Full Disclosure .............................................     6

6.    AFFIRMATIVE COVENANTS .............................................     6

      6.1   Government Compliance .......................................     6
      6.2   Financial Statements, Reports, Certificates .................     6
      6.3   Inventory; Returns ..........................................     7
      6.4   Taxes .......................................................     7
      6.5   Insurance ...................................................     7
      6.6   Primary Accounts ............................................     7
      6.7   Registration of Intellectual Property Rights ................     7
      6.8   Control Agreements ..........................................     8
      6.9   Further Assurances ..........................................     8

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
      6.10   Minimum Cash ......................................................    8

7.    NEGATIVE COVENANTS .......................................................    8

      7.1    Dispositions ......................................................    8
      7.2    Changes in Business, Ownership, Management or Business Locations ..    8
      7.3    Mergers or Acquisitions ...........................................    9
      7.4    Indebtedness ......................................................    9
      7.5    Encumbrance .......................................................    9
      7.6    Distributions; Investments ........................................    9
      7.7    Transactions with Affiliates ......................................    9
      7.8    Subordinated Debt .................................................    9
      7.9    Compliance ........................................................    9

8.    EVENTS OF DEFAULT ........................................................   10

      8.1    Payment Default ...................................................   10
      8.2    Covenant Default ..................................................   10
      8.3    Material Adverse Change ...........................................   10
      8.4    Attachment ........................................................   10
      8.5    Insolvency ........................................................   11
      8.6    Other Agreements ..................................................   11
      8.7    Judgments .........................................................   11
      8.8    Misrepresentations ................................................   11
      8.9    Guaranty ..........................................................   11

9.    BANK'S RIGHTS AND REMEDIES ...............................................   11

      9.1    Rights and Remedies ...............................................   11
      9.2    Power of Attorney .................................................   12
      9.3    Accounts Collection ...............................................   12
      9.4    Bank Expenses .....................................................   13
      9.5    Bank's Liability for Collateral ...................................   13
      9.6    Remedies Cumulative ...............................................   13
      9.7    Demand Waiver .....................................................   13

10.   NOTICES ..................................................................   13

11.   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER ...............................   13

12.   GENERAL PROVISIONS .......................................................   14

      12.1   Successors and Assigns ............................................   14
      12.2   Indemnification ...................................................   14
      12.3   Time of Essence ...................................................   14

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
      12.4   Severability of Provision ..................................     14
      12.5   Amendments in Writing, Integration .........................     14
      12.6   Counterparts ...............................................     15
      12.7   Survival ...................................................     15
      12.8   Confidentiality ............................................     15
      12.9   Attorneys' Fees, Costs and Expenses ........................     15

13.   DEFINITIONS .......................................................     15

      13.1   Definitions ................................................     15

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This LOAN AND SECURITY AGREEMENT dated June 28, 2002, between SILICON VALLEY
BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and VITRIA TECHNOLOGY, INC., a Delaware corporation ("Borrower"), whose address is 945 Stewart Drive, Sunnyvale, California 94086 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.       ACCOUNTING AND OTHER TERMS.

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.       LOAN AND TERMS OF PAYMENT

2.1      Credit Extensions.

         Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    Revolving Advances.

         (a) Bank will make Advances not exceeding the Committed Revolving Line minus: (i) the outstanding commitments under the Cash Management Services, minus
(ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the FX Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

         (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 noon P.S.T. on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

         (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances, accrued and unpaid interest and any other amounts due hereunder are immediately payable.

2.1.2    Letters of Credit Sublimit.

         Bank will issue or have issued Letters of Credit for Borrower's account not exceeding the Committed Revolving Line (i) the outstanding principal balance of the Advances minus, (ii) the Cash Management Sublimit, minus (iii) the FX Reserve; however, the face amount of

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outstanding Letters of Credit (including drawn but unreimbursed Letters of
Credit) may not exceed $15,000,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but at any time after the Revolving Maturity Date or the termination of this Agreement Borrower's reimbursement obligation will be secured by cash by either of the following: (i) a certificate of deposit maintained at Bank in an amount of no less than an amount equal to 100% of the face amount of any issued and outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) or (ii) investment accounts pledged to Bank (pursuant to a control agreement in form and substance satisfactory to Bank) in an amount of no less than 115% of the face amount of any issued and outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3    Foreign Exchange Sublimit.

         If there is availability under the Committed Revolving Line then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $1,500,000 (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4    Cash Management Services Sublimit.

         If there is availability under the Committed Revolving Line, Borrower may use up to $15,000,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.2      Overadvances.

         If Borrower's Obligations under Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Committed Revolving Line, Borrower must immediately pay Bank the excess.

2.3      Interest Rate, Payments.

         (a) Interest Rate. (i) Advances accrue interest on the outstanding principal balance at a per annum variable rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

         (b) Payments. Interest due on the Committed Revolving Line is payable on the first day of each month. Bank may debit any of Borrower's deposit accounts including Account

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Number ____________________________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4      Fees.

         Borrower will pay Bank:

         (a) Loan Fee. A loan fee in the amount of $37,500 which has been delivered to Bank.

         (b) Letter of Credit Fee. A per annum letter of credit fee equal to ..625% of the face amount of each Letter of Credit issued plus, if Letters of Credit are issued by a financial institution other than Bank, but guaranteed by Bank, any fees charged by the issuing financial institution.

         (c) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3.       CONDITIONS OF LOANS

3.1      Conditions Precedent to Initial Credit Extension.

         Bank's obligation to make the initial Credit Extension is subject to the following conditions precedent:

         (a) receipt by Bank of the Borrower's resolution authorizing the transaction in form and substance satisfactory to Bank;

         (b) receipt by Bank of a Negative Pledge Agreement satisfactory to Bank, relating to Borrower's Intellectual Property;

         (c) receipt by Bank of the Loan Fee;

         (d) receipt by Bank of Borrower's insurance certificate with Lender's loss payable endorsement reflecting Bank as loss payee;

         (e) completion of Bank's collateral audit and a satisfactory result of the same; and

         (f) receipt by Bank of all other agreement, documents and fees that Bank may require.

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3.2      Conditions Precedent to all Credit Extensions.

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a) timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.       CREATION OF SECURITY INTEREST

4.1      Grant of Security Interest.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1      Due Organization and Authorization.

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2      Collateral.

         Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. All Inventory is in all material respects of good and

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marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3      Litigation.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4      No Material Adverse Change in Financial Statements.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      Solvency.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      Regulatory Compliance.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

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5.7      Subsidiaries.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8      Full Disclosure.

         No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.       AFFIRMATIVE COVENANTS

         Borrower will do all of the following:

6.1      Government Compliance.

         Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2      Financial Statements, Reports, Certificates.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 15 days after the last day of each month, copies of all of Borrower's statements relating to deposit accounts and investment accounts; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 45 days after the end of each of Borrower's fiscal quarters but not later than 5 days after filing with the Securities and Exchange Commission, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-Q filed with the Securities and Exchange Commission;
(iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

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         (b) Within 45 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

         (c) Bank has the right to audit Borrower's Collateral at Borrower's expense, but the audits will be conducted no more often than every six months unless an Event of Default has occurred and is continuing.

6.3      Inventory; Returns.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4      Taxes.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5      Insurance.

         Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6      Primary Accounts.

         Borrower will maintain its primary depository and operating accounts with Bank. In addition to its primary depository and operating accounts, Borrower will maintain at all times no less than $20,000,000 in deposit accounts or investment accounts at Bank or one of its affiliates.

6.7      Registration of Intellectual Property Rights.

         Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office its Intellectual Property within 30 days of the date of this Agreement, and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party.

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         Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.8      Control Agreements.

         With respect to deposit accounts or investment accounts maintained at financial institutions other than Bank, within 10 days of the opening of any such deposit account or investment account, Borrower will execute and deliver to Bank, control agreements in form satisfactory to Bank in order for Bank to perfect its security interest in Borrower's deposit accounts or investment accounts.

6.9      Further Assurances.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

6.10     Minimum Cash.

         Borrower will maintain at all times unrestricted cash and cash equivalents (per GAAP) of no less than $90,000,000.

7.       NEGATIVE COVENANTS

         Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld:

7.1      Dispositions.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2      Changes in Business, Ownership, Management or Business Locations.

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

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7.3      Mergers or Acquisitions.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4      Indebtedness.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5      Encumbrance.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6      Distributions; Investments.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7      Transactions with Affiliates.

         Directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8      Subordinated Debt.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9      Compliance.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably

                                        9

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be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      Payment Default.

         If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2      Covenant Default.

         If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period).

8.3      Material Adverse Change.

         If there (i) occurs a material adverse change in the business operations, or condition (financial or otherwise) of the Borrower; or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.

8.4      Attachment.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period).

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8.5      Insolvency.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed).

8.6      Other Agreements.

         If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change.

8.7      Judgments.

         If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied).

8.8      Misrepresentations.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

8.9      Guaranty.

         Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9.       BANK'S RIGHTS AND REMEDIES

9.1      Rights and Remedies.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

         (g)  Dispose of the Collateral according to the Code.

9.2      Power of Attorney.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3      Accounts Collection.

         When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4      Bank Expenses.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5      Bank's Liability for Collateral.

         If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6      Remedies Cumulative.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7      Demand Waiver.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.      NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

12.1     Successors and Assigns.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     Indemnification.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     Time of Essence.

         Time is of the essence for the performance of all obligations in this Agreement.

12.4     Severability of Provision.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     Amendments in Writing, Integration.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6     Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     Survival.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8     Confidentiality.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     Attorneys' Fees, Costs and Expenses.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.      DEFINITIONS

13.1     Definitions.

         In this Agreement:

         "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

         "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "Cash Management Services" are defined in Section 2.1.4.

         "Closing Date" is the date of this Agreement.

         "Code" is the California Uniform Commercial Code.

         "Collateral" is the property described on Exhibit A.

         "Committed Revolving Line" is an Advance of up to $15,000,000.

         "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "Credit Extension" is each Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

         "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "FX Forward Contract" is defined in Section 2.1.3.

         "FX Reserve " is defined in Section 2.1.3.

         "GAAP" is generally accepted accounting principles.

         "Guarantor" is any present or future guarantor of the Obligations.

         "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "Intellectual Property" is:

         (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

         (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

         (c) All design rights which may be available to Borrower now or later created, acquired or held;

         (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

         All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "Letter of Credit" is defined in Section 2.1.2.

         "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

         "Material Adverse Change" is defined in Section 8.3.

         "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "Permitted Indebtedness" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

         (e) Indebtedness secured by Permitted Liens.

         "Permitted Investments" are:

         (a) Investments shown on the Schedule and existing on the Closing Date; and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "Permitted Liens" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

         (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "Revolving Maturity Date" is June 27, 2003.

         "Schedule" is any attached schedule of exceptions.

         "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

         "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

VITRIA TECHNOLOGY, INC.


By: ____________________________________

Title: _________________________________


BANK:

SILICON VALLEY BANK


By: ____________________________________

Title: _________________________________

                                    EXHIBIT A

     The Collateral consists of all of Borrower's right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind,;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     The Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the "Intellectual Property"), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

     Borrower and Bank are parties to that certain Negative Pledge Agreement, whereby Borrower, in connection with Bank's loan or loans to Borrower, has agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its intellectual property, without Bank's prior written consent.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON, P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                   DATE: ____________________

FAX#: (408) 496-2426                                  TIME: ________________

FROM: Vitria Technology, Inc.

                              CLIENT NAME (BORROWER)

REQUESTED BY: _______________________________________________________
                             AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: ______________________________________________

PHONE NUMBER: _________________________________________________

FROM ACCOUNT # __________   TO ACCOUNT # ___________________________

REQUESTED TRANSACTION TYPE                     REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)           $__________________________________
PRINCIPAL PAYMENT (ONLY)               $__________________________________
INTEREST PAYMENT (ONLY)                $__________________________________
PRINCIPAL AND INTEREST (PAYMENT)$____________________________________

OTHER INSTRUCTIONS:_____________________________________________________
________________________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.
                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


______________________________________         _________________________________
        Authorized Requester                                Phone #

______________________________________         _________________________________
         Received By (Bank)                                 Phone #


          ___________________________________________________________
                         Authorized Signature (Bank)

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK
       3003 Tasman Drive
       Santa Clara, California  95054

FROM:  VITRIA TECHNOLOGY, INC.
       945 Stewart Drive
       Sunnyvale, California  94086

         The undersigned authorized officer of Vitria Technology, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         Please indicate compliance status by circling Yes/No under "Complies" column.

--------------------------------------------------------------------------------
Reporting Covenant              Required                    Complies
------------------              --------                    --------
--------------------------------------------------------------------------------
Bank Statements                 Monthly within 15 days      Yes       No
--------------------------------------------------------------------------------
Annual (Audited)                FYE within 120 days         Yes       No
--------------------------------------------------------------------------------
10-Q                            Within 45 days              Yes       No
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Financial Covenant                   Required             Actual      Complies
------------------                   --------             ------      --------
--------------------------------------------------------------------------------
All are times
--------------------------------------------------------------------------------
  Minimum Cash                        90,000,000          _____       Yes   No
--------------------------------------------------------------------------------
  Minimum Balance at Bank:           $20,000,000                      Yes   No
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Required             Actual      Complies
                                     --------             ------      --------
--------------------------------------------------------------------------------
  Minimum Balance at Bank:           $20,000,000                      Yes    No
--------------------------------------------------------------------------------

                                            BANK USE ONLY

                                            Received by: _______________________
                                                            AUTHORIZED SIGNER

                                            Date:_______________________________

                                            Verified: __________________________
                                                          AUTHORIZED SIGNER

                                            Date: ______________________________

                                            Compliance Status:           Yes  No

Comments Regarding Exceptions:  See Attached.


Sincerely,

VITRIA TECHNOLOGY, INC.


____________________________
SIGNATURE

____________________________
TITLE

____________________________
DATE

                         CORPORATE BORROWING RESOLUTION

Borrower:  Vitria Technology, Inc.           Bank:  Silicon Valley Bank
           945 Stewart Drive                        3003 Tasman Drive
           Sunnyvale, CA  94086                     Santa Clara, CA 95054-1191

I, the Secretary or Assistant Secretary of Vitria Technology, Inc. ("Borrower"), CERTIFY that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower's Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

        NAMES                     POSITIONS                  ACTUAL SIGNATURES
        -----                     ---------                  -----------------

_______________________     ______________________         _____________________
_______________________     ______________________         _____________________
_______________________     ______________________         _____________________
_______________________     ______________________         _____________________


may act for Borrower and:

Borrow Money.  Borrow money from Silicon Valley Bank ("Bank").

Execute Loan Documents.  Execute any loan documents Bank requires.

Grant Security.  Grant Bank a security interest in any of Borrower's assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit.  Apply for letters of credit from Bank.

Foreign Exchange Contracts.  Execute spot or forward foreign exchange contracts.

Issue Warrants.  Issue warrants for Borrower's stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

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

I certify that the persons listed above are Borrower's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X ______________________________________________
   *Secretary or Assistant Secretary

X ______________________________________________
*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

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